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                                  Exhibit 21
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SUBSIDIARIES OF OVERSEAS PARTNERS LTD.
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        Corporation                              Jurisdiction of Incorporation
        -----------                              -----------------------------

Overseas Partners Re Ltd.                                   Bermuda

Overseas Partners Special Risks Ltd.                        Bermuda

Overseas Partners Assurance Ltd.                            Bermuda

Overseas Partners Credit, Inc.                              Cayman Islands

Overseas Partners Capital Corp.                             Delaware

Copley One LLC.                                             Massachusetts

Copley Place Associates, LLC.                               Massachusetts

Copley Place Corp., Inc.                                    Delaware

KMS II Realty Limited Partnership                           Delaware

OPL Funding Corp.                                           Delaware

Overseas Alliance Insurance Agency, Inc.                    Delaware

Overseas Partners Leasing, Inc.                             Delaware

Overseas Management, Inc.                                   Massachusetts

Overseas Partners (333), Inc.                               Illinois

Overseas Partners (AFC), Inc.                               Georgia

Overseas Partners Capital (Illinois), Inc.                  Delaware

Overseas Partners Capital (Massachusetts), Inc.             Massachusetts

Overseas Partners (Madison Plaza), Inc.                     Delaware

Overseas Partners (Madison Plaza) LLC                       Illinois

Parcel Insurance Plan, Inc.                                 Delaware